                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                              (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                AutoImmune Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                AutoImmune Inc.
             -----------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                                AutoImmune Inc.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on May 25, 2000

  The Annual Meeting of Shareholders of AutoImmune Inc. will be held on Thursday, May 25, 2000 at 11:00 o'clock in the morning, Eastern Standard Time, at the Louis D. Brandeis Conference Center, 16th Floor, Nutter, McClennen & Fish, LLP, One International Place, Boston, Massachusetts, for the following purposes:

    1. To elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified.

    2. To consider and act upon such other business and matters or proposals as may properly come before said Annual Meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed April 6, 2000 as the record date for determining the shareholders having the right to receive notice of and to vote at said Annual Meeting.

                                          By Order of the Board of Directors

                                          Constantine Alexander
                                          Secretary

Lexington, Massachusetts
April 13, 2000

  IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR SHARES OF CAPITAL STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                                AUTOIMMUNE INC.

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                                 May 25, 2000

  This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of AutoImmune Inc. of proxies for use at AutoImmune's Annual Meeting of Shareholders to be held, pursuant to the accompanying Notice of Annual Meeting, on Thursday, May 25, 2000, and at any adjournment or adjournments thereof (the "Annual Meeting"). Action will be taken at the Annual Meeting to elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified.

  Shares of AutoImmune Inc. Common Stock, par value $0.01 per share, represented by a properly executed proxy received and not revoked before the Annual Meeting will be voted as directed in the proxy. If a proxy is signed and returned, but does not specify how the shares represented the proxy are to be voted, the proxy will be voted FOR the election of the nominees for directors and in such manner as the proxies shall decide on any other matters that may properly come before the Annual Meeting.

  AutoImmune's principal mailing address is located at 128 Spring Street, Lexington, Massachusetts 02421. AutoImmune is mailing this proxy statement and the related proxy on or about April 13, 2000 to its shareholders of record on April 6, 2000.

                   ANNUAL REPORT AND INDEPENDENT ACCOUNTANTS

  AutoImmune's Annual Report to Shareholders for the fiscal year ended December 31, 1999, including AutoImmune's financial statements and PricewaterhouseCoopers LLP's report on the financial statements, is being mailed with this proxy statement to each of AutoImmune's shareholders of record on April 6, 2000. The Board of Directors has selected PricewaterhouseCoopers as AutoImmune's independent accountants for the current fiscal year. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                               VOTING SECURITIES

  The holders of record of shares of Common Stock on April 6, 2000 may vote at the Annual Meeting. On that date, there were 16,759,622 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter listed in the Notice of Annual Meeting. If a quorum is present at the Annual Meeting, the directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote at the Annual Meeting. Votes may be cast in favor of a nominee for director or withheld. Votes that are withheld will have no effect on the outcome of the election of directors.

  Any shareholder giving a proxy prior to the Annual Meeting has the power to revoke it at any time before it is exercised by a written revocation received by the Secretary of AutoImmune or by executing and returning a proxy bearing a later date. Any shareholder of record attending the Annual Meeting may vote in person, whether or not a proxy has been previously given, but the mere presence of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy. In addition, shareholders whose shares of Common Stock are not registered in their own name will need additional documentation from the record holder of such shares to vote personally at the Annual Meeting.

                             ELECTION OF DIRECTORS

  AutoImmune's By-Laws provide that the number of directors that shall constitute the Board of Directors shall be determined by the Board of Directors from time to time, but in no event shall the number of directors be less than three. AutoImmune's Board of Directors has currently set the number of directors at five.

  It is the intention of the persons named as proxies in the accompanying form of proxy (unless authority to vote therefor is specifically withheld) to vote for the election of the persons named in the following table, all of whom are now directors of AutoImmune, to serve for the ensuing year and until their successors are elected and qualified. In the event that any of the nominees becomes unavailable (which is not now anticipated by AutoImmune), the persons named as proxies have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any of said persons will be unwilling or unable to serve if elected.

                                                                      Director
                                  Name                            Age  Since
                                  ----                            --- --------
        Robert C. Bishop, Ph.D...................................  57   1992
        Hugh A. D'Andrade........................................  61   1994
        Allan R. Ferguson........................................  57   1988
        R. John Fletcher.........................................  54   1991
        Henri A. Termeer.........................................  54   1992

  Robert C. Bishop, Ph.D. has served as Chairman of the Board since May 1999 and as President and Chief Executive Officer of AutoImmune since he joined AutoImmune in May 1992. Prior to joining AutoImmune, Dr. Bishop held senior management positions at Allergan, Inc., an eye and skin care company, including President, Allergan Medical Optics from 1986 to 1988, Senior Vice President, Corporate Development from December 1988 to August 1989, President, Allergan Pharmaceuticals, Inc. from August 1989 to February 1991 and Group President, Therapeutics from February 1991 to May 1992. Dr. Bishop received his B.A. degree and a Ph.D. in biochemistry from the University of Southern California and his M.B.A. from the University of Miami. Dr. Bishop is also a director of Quintiles Transnational Corp. and Millipore Corporation.

  Hugh A. D'Andrade has been Vice Chairman and Chief Administrative Officer of Schering-Plough Corporation since January 1996 and was Executive Vice President (Administration) of Schering-Plough Corporation from January 1984 to January 1996. Mr. D'Andrade is also a director of Schering-Plough Corporation.

  Allan R. Ferguson has been Managing Director of 3i Technology Partners, an international venture capital group, since July, 1999. From April 1993 to July 1999, Mr. Ferguson was General Partner of Atlas Venture, an international venture capital fund which invests in early stage health care companies, and leader of its Life Science team. He has also been a Managing Partner of Aspen Venture Partners, L.P., a limited partnership formed to carry on the venture capital activities of 3i Ventures in the United States, since March 1991. Mr. Ferguson is also a director of FluidSense LLC.

  R. John Fletcher is the founder and Chief Executive Officer of Fletcher Spaght, Inc., a management consulting firm, founded in 1983 specializing in strategy development for high technology and health care businesses. Mr. Fletcher is also a director of Nitinol Medical Technologies, Inc., MIJA Industries, Inc. and Fisher Imaging Corp.

  Henri A. Termeer has been President since 1983, Chief Executive Officer since 1985 and Chairman of the Board of Directors since 1988 of Genzyme Corporation, an international health care company that develops, manufactures and markets its own products. Mr. Termeer is also a director of ABIOMED, Inc., Genzyme Corp., Genzyme Transgenics Corp., Geltex Pharmaceuticals, Inc. and Diacrin, Inc. Mr. Termeer is a Trustee of Hambrecht & Quist Healthcare Investors, Inc. and Hambrecht & Quist Life Sciences, Inc., closed-end investment companies whose investment advisor is Hambrecht & Quist Capital Management Incorporated, an affiliate of Hambrecht & Quist LLC.

Committees of the Board of Directors

  The Board of Directors currently has formed the following committees:

    (a) Compensation Committee, consisting of Messrs. Ferguson, Fletcher and Termeer, the function of which is to review compensation paid to AutoImmune's officers and employees and to administer AutoImmune's stock option plans.

    (b) Audit Committee, consisting of Messrs. Ferguson, Fletcher and Termeer, the function of which is to consult with AutoImmune's independent auditors to ascertain compliance with appropriate audit procedures.

  During fiscal 1999, the Board of Directors met four times, the Audit Committee met twice, and the Compensation Committee met twice. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and the meetings of the committees on which he served that were held in fiscal year 1999 during the period that he served.

Certain Information Concerning the Board of Directors

  Directors currently do not receive any fees for service on the Board of Directors but they are reimbursed for their expenses for each meeting attended. In addition, pursuant to the Stock Option Plan for Nonemployee Directors (the "Nonemployee Director Plan"), each director who is not an employee of AutoImmune automatically receives an option to purchase 25,000 shares of Common Stock immediately following the annual meeting of shareholders at which he is first elected and an option to purchase 6,500 shares of Common Stock annually thereafter if he continues to be eligible under the terms of the Nonemployee Director Plan. Each nonemployee director who is a member of any standing committee of the Board of Directors automatically receives an additional option to purchase 1,000 shares of Common Stock immediately following his first election to a standing committee of the Board of Directors (a "Committee Initial Grant"). An option to purchase 1,000 shares of Common Stock is automatically granted every four years to a director who continues to be a member of the standing committee for which he received a Committee Initial Grant, provided that the director continues to be eligible under the terms of the Nonemployee Director Plan. The exercise price of options granted under the Nonemployee Director Plan is equal to the closing price of a share of AutoImmune's Common Stock on the Nasdaq National Market System on the date the option is granted. The options become exercisable in four equal annual installments commencing one year after the date of grant, provided that the director continues to be eligible under the terms of the Nonemployee Director Plan.

  In addition, each nonemployee director is eligible to receive options to purchase shares of Common Stock under the terms of AutoImmune's 1998 Stock Option Plan. On February 18, 1999, each nonemployee director received an option to purchase 10,000 shares of Common Stock under AutoImmune's 1998 Stock Option Plan.

  All directors hold office until the next meeting of the shareholders of AutoImmune and until their successors are elected and qualified. There are no family relationships among directors or executive officers of AutoImmune.

Certain Relationships and Related Transactions

  John Fletcher, a director of AutoImmune, is the founder and Chief Executive Officer of Fletcher Spaght, Inc., a management consulting firm. In September 1999, AutoImmune entered into an agreement with Fletcher Spaght under which Fletcher Spaght evaluated the potential of AutoImmune's Colloral(R) product as a nutraceutical and developed a strategy for launching that product. Fletcher Spaght completed the services contemplated by the agreement prior to December 31, 1999. In consideration of these services, Fletcher Spaght received $150,000 plus expenses.

  In January 2000, AutoImmune entered into a second agreement with Fletcher Spaght under which Fletcher Spaght will continue to assist AutoImmune with the potential launch of Colloral as a non-prescription nutraceutical. In consideration of these services, Fletcher Spaght is entitled to receive a monthly retainer of $10,000 starting in January 2000 and continuing for five months. In addition, Fletcher Spaght is entitled to receive a fee of (i) 5% of the amount, if any, that AutoImmune receives for any or all U.S. rights to Colloral in a transaction consummated on or before December 31, 2001 less (ii) the amount of retainer fees received by Fletcher Spaght under the second agreement.

                            EXECUTIVE COMPENSATION

  The following table contains a summary of the annual, long-term and other compensation for each of AutoImmune's fiscal years ended December 31, 1997, 1998 and 1999 of those persons who were, during 1999, the Chief Executive Officer and every other person who served as an executive officer of AutoImmune in 1999. AutoImmune did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts in 1999.

                          Summary Compensation Table

                                                           Long Term
                                                          Compensation
                                                          ------------
                                                             Awards
                                                          ------------
                                   Annual Compensation     Securities
                                   ---------------------   Underlying      All Other
Name and Principal Position   Year Salary($)   Bonus($)    Options(#)   Compensation($)
----------------------------  ---- ----------  ---------  ------------  ---------------
Robert C. Bishop.........     1997     306,538     73,600   216,000(2)       26,250(3)
 President and Chief          1998     328,154     98,500    25,000             --
  Executive Officer(1)        1999     352,750        --     20,000         477,885(4)

Heather A. Ellerkamp.....     1997      93,539     13,700    35,600(2)        8,500(3)
 Treasurer and Director       1998     107,192     10,500     9,000             --
  of Finance(5)               1999     107,971        --     87,000          83,308(4)

Jo Ann Wallace...........     1997     153,442     30,000   183,000(2)       14,333(7)
 Senior Vice President(6)     1998     174,769     43,750    15,000             620(8)
                              1999     187,822        --     12,000         210,865(4)

--------
(1) Dr. Bishop's full time employment by AutoImmune terminated on December 31, 1999. He is still an executive officer of AutoImmune and continues to provide services to AutoImmune.
(2) Includes shares underlying options that were issued in replacement of options that were cancelled--199,000 for Dr. Bishop, 26,600 for Ms. Ellerkamp and 173,000 for Ms. Wallace.
(3) Represents an employee retention program payment equal to one month's salary.
(4) Represents a severance payment equal to 70 weeks base salary for Dr. Bishop, 38 weeks base salary for Ms. Ellerkamp and 51 weeks base salary for Ms. Wallace.
(5) Ms. Ellerkamp became an executive officer of AutoImmune on June 19, 1997. Ms. Ellerkamp's full time employment by AutoImmune terminated on November 19, 1999. She is still an executive officer of AutoImmune and continues to provide services to AutoImmune.
(6)  Ms. Wallace left the employ of AutoImmune on October 29, 1999.
(7) Represents $1,000 in expenses for personal financial planning for which AutoImmune reimbursed Ms. Wallace and an employee retention program payment equal to one month's salary.
(8) Represents expenses for personal financial planning for which AutoImmune reimbursed Ms. Wallace.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information with respect to options granted during fiscal year 1999 under AutoImmune's 1998 Stock Option Plan (the "1998 Plan") to the named executive officers.

                                                                      Potential Realizable
                                     Percent of                         Value At Assumed
                         Number of  Total Options                     Annual Rates of Stock
                         Securities  Granted to                        Price Appreciation
                         Underlying   Employees                          for Option Term
                          Options     in Fiscal   Exercise Expiration ----------------------
      Name               Granted(#)    Year(1)    Price(2)    Date        5%        10%
      ----               ---------- ------------- -------- ---------- ---------- -----------
Robert C. Bishop........   20,000        7.2%      $2.03     1/21/09  $   25,533    $64,706

Heather A. Ellerkamp....    7,000        2.5%       2.03     1/21/09       8,937     22,647
                           80,000       28.7%       0.53    11/18/09      26,665     67,575

Jo Ann Wallace..........   12,000        4.3%       2.03    10/29/00      15,320     38,824

--------
(1) Options to purchase a total of 278,500 shares were granted to employees in fiscal year 1999 under the Company's 1998 Plan.
(2) The exercise price may be paid in cash, by check or, in the discretion of the Committee, in shares of Common Stock valued at fair market value on the date of exercise or by delivery of a personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, or by any combination of the foregoing.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth information as of December 31, 1999 concerning exercised and unexercised stock options held by the Chief Executive Officer and the named executive officers.

                                                                                      Value of Securities
                                                     Number of Securities           Underlying Unexercised
                                                    Underlying Unexercised          In-the-Money Options at
                           Shares                 Options at Fiscal Year End         Fiscal Year End($)(1)
                         Acquired on    Value     ------------------------------   -------------------------
      Name               Exercise(#) Realized($)  Exercisable     Unexercisable    Exercisable Unexercisable
      ----               ----------- -----------  -------------   --------------   ----------- -------------
Robert C. Bishop........      --           --             694,000             --      $--             --
Heather A. Ellerkamp....      --           --              42,600          80,000      --         $22,400
Jo Ann Wallace..........   10,000      $16,900(2)         101,750             --       --             --

--------
(1) Based upon a fair market value of $0.81 for a share of AutoImmune's Common Stock which was the closing price for a share on December 31, 1999.
(2) Based upon a fair market value of $3.50 for a share of AutoImmune's Common Stock which was the closing price for a share on the date of exercise.

Consulting Arrangements

  Effective November 19, 1999 and December 31, 1999, Ms. Ellerkamp and Dr. Bishop, respectively, ceased being employees of the Company and entered into Consulting Agreements with the Company pursuant to which they agreed to provide services similar to those they provided as employees, but on an hourly basis. Under the Consulting Agreements, Dr. Bishop receives compensation of $200 per hour for his services and Ms. Ellerkamp receives compensation of $100 per hour for her services.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors is comprised of three non-employee directors. The Committee is responsible for the establishment and administration of AutoImmune's executive compensation program. In addition, the Committee is responsible for the granting of awards under AutoImmune's 1998 Plan and for the administration of the AutoImmune's 1988 Stock Option Plan, the 1998 Plan, the Nonemployee Director Plan and the AutoImmune Inc. Employee Stock Purchase Plan.

  The Compensation Committee's basic policy in setting compensation for AutoImmune's executive officers is to ensure that compensation is (a) designed to align the interests of executive management with the long-term interests of the shareholders and (b) competitive with the compensation paid by other development stage biotechnology companies in order to attract and retain executives. The Committee also endeavors to base compensation on each individual's contribution to AutoImmune's success. The Committee's objective is to have each executive's compensation package contingent on AutoImmune's operational and, ultimately, financial success, as well as on individual performance milestones. The Committee reviews the Chief Executive Officer's performance and sets his compensation annually. Compensation recommendations for AutoImmune's other executive officers are made by the Chief Executive Officer and reviewed by the Compensation Committee.

  The cash compensation paid to each executive officer in fiscal year 1999 was comprised solely of base salary. No incentive bonuses were paid. The Committee believes that long term equity-based incentive compensation (in the form of stock options) which is performance driven constitutes a fundamental element of each executive officer's total compensation package. The Committee's policy generally is that executive officers should have a compensation package that places greater emphasis and dependence upon AutoImmune's success and stock appreciation than on base salary.

  Base Salary. The base salary in fiscal year 1999 for each of the executive officers, including the Chief Executive Officer, was established based on the performance of the individual as well as on a review of the compensation paid to persons holding comparable positions in other development stage biotechnology companies. To determine the compensation paid by these comparable companies, the Committee reviewed three published salary surveys. Dr. Bishop's base salary had been set above the average paid to the chief executive officers of comparable companies in recognition of Dr. Bishop's extensive experience and because he joined AutoImmune at an early stage in its development.

  In late 1999, the two remaining executive officers of AutoImmune, Dr. Bishop and Ms. Ellerkamp, ceased being employees of the Company and became consultants to the Company. As consultants, Dr. Bishop and Ms. Ellerkamp are paid on an hourly basis at the rate of $200 per hour and $100 per hour, respectively. The hourly rates are based on their most recent base salaries and on rates charged currently by other consultants providing similar services.

  Incentive Bonus. At the beginning of 1999, the compensation package included a variable incentive bonus element of cash compensation. Due to the unsuccessful results of the Phase III clinical trial of Colloral, however, this element was eliminated for all officers.

  Stock Options. In fiscal 1999, the Committee recommended, and the Board of Directors approved, grants of incentive stock options to the executive officers which were designed to provide an incentive for these individuals to work as a team to achieve the long term goals of AutoImmune.

                                          Respectfully submitted,

                                          Allan R. Ferguson
                                          R. John Fletcher
                                          Henri A. Termeer

               Comparison of Total Return Among AutoImmune Inc.,
                        NASDAQ Pharmaceutical Index and
                           the NASDAQ Composite Index

  The following graph compares, for the five year period commencing on December 31, 1994 and ending on December 31, 1999, the cumulative total return of AutoImmune's Common Stock with the NASDAQ Pharmaceutical Index and the NASDAQ Composite Index, assuming the investment of $100 on December 31, 1994. AutoImmune has not paid any dividends on its Common Stock.

                             31-Dec-94  31-Dec-95  31-Dec-96  31-Dec-97  31-Dec-98  31-Dec-99
                             ---------  ---------  ---------  ---------  ---------  ---------
AutoImmune Inc.                 $100       $196       $267      $ 58       $ 39       $ 14
Nasdaq Pharmaceutical Index     $100       $183       $184      $190       $243       $451
Nasdaq Composite Index (U.S.)   $100       $141       $174      $214       $300       $543

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of AutoImmune's Common Stock as of March 8, 2000 by (i) those persons known to AutoImmune to be the beneficial owners of more than five percent of the outstanding shares of Common Stock of AutoImmune, (ii) each of AutoImmune's directors, (iii) the executive officers named in the Summary Compensation Table, and (iv) all directors and officers of AutoImmune as a group. All information with respect to beneficial ownership by AutoImmune's directors, officers or beneficial owners has been furnished by the respective director, officer or beneficial owner, as the case may be. Where the number of shares set forth below includes shares beneficially owned by spouses and minor children, the named persons disclaim any beneficial interest in the shares so included.

                                                      Amount and
                                                      Nature of      Percent of
                                                      Beneficial       Common
Name and Address of Beneficial Owners                Ownership(1)      Stock
-------------------------------------                ------------    ----------
Five Percent or Greater Shareholders
Andrew H. Tisch and others(2).......................  1,632,000         9.74%
 667 Madison Avenue
 New York, NY 10021

State of Wisconsin Investment Board.................  1,590,000         9.49%
 P.O. Box 7842
 Madison, WI 53707

Biotechnology Value Fund LP(3)......................  2,312,709        13.80%
 227 West Monroe Street, Suite 4800
 Chicago, IL 60606

Directors
Robert C. Bishop....................................    753,339(4)      4.31%
Hugh A. D'Andrade...................................     98,750(5)         *
Allan R. Ferguson...................................     57,703(6)         *
R. John Fletcher....................................     36,060(7)         *
Henri A. Termeer....................................     49,750(8)         *

Named Executive Officers
Robert C. Bishop....................................    753,339(4)      4.31%
Heather Ellerkamp...................................     45,819(9)         *
Jo Ann Wallace......................................        --          0.00%

Directors and officers as a group (7 persons).......  1,041,421(10)     5.89%

--------
  * Less than 1%
 (1) Except as otherwise noted, each person referenced in the table has sole voting and investment power with respect to such person's shares.
 (2) Includes 408,000 shares of Common Stock held by Andrew H. Tisch, 408,000 shares of Common Stock held by Daniel R. Tisch, 408,000 shares of Common Stock held by James S. Tisch, 408,000 shares of Common Stock held by Thomas J. Tisch. This information is provided pursuant to a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2000.
 (3) Includes 936,609 shares of Common Stock held by Biotechnology Value Fund, L.P. and 1,304,550 shares of Common Stock held by Biotechnology Value Fund II, L.P. This information is provided pursuant to an Amendment to
     Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000.
 (4) Includes 694,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table.

 (5) Includes 10,000 shares of Common Stock held by a trust of which Mr. D'Andrade is a trustee and 46,250 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table.
 (6) Includes 15,000 shares of Common Stock issuable to Aspen Venture Associates, L.P., the General Partner of Aspen Venture Partners, L.P., upon the exercise of options, 12,403 shares of Common Stock owned by Mr. Ferguson, 24,250 shares of Common Stock that Mr. Ferguson has the right to acquire within 60 days of the date of this table pursuant to options, 3,250 shares of Common Stock owned jointly by Mr. Ferguson and his spouse, 800 shares of Common Stock owned by Mr. Ferguson's spouse and 2,000 shares of Common Stock owned by Mr. Ferguson as custodian for his children. Mr. Ferguson has shared voting and investment power with respect to all such shares of Common Stock except that Mr. Ferguson has sole voting and investment power with respect to the 12,403 shares of Common Stock owned by him and said 24,250 shares of Common Stock issuable upon the exercise of options and no voting and investment power with respect to the 800 shares held by his spouse. Mr. Ferguson disclaims beneficial ownership of the 800 shares of Common Stock owned by his spouse and the 2,000 shares of Common Stock owned by Mr. Ferguson as custodian for his children.
 (7) Includes 60 shares of Common Stock owned by Mr. Fletcher's minor children and 33,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table.
 (8) Includes 49,750 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table.
 (9) Includes 42,600 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table.
(10) Includes 904,850 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the date of this table by AutoImmune's current executive officers and directors.

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires AutoImmune's directors, executive officers and persons who own more than ten percent of a registered class of AutoImmune's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of AutoImmune. Officers, directors and greater than ten percent beneficial owners are required to furnish AutoImmune with copies of all Section 16(a) forms they file.

  To AutoImmune's knowledge, based solely on review of the copies of such reports furnished to AutoImmune and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to AutoImmune's officers, directors and greater than ten percent beneficial owners were satisfied, except that grants of options to Robert Bishop and Heather Ellerkamp in January 1999 were reported late on Form 5 and an amended Form 5, respectively.

                           PROPOSALS OF SHAREHOLDERS

  Proposals of shareholders intended to be presented at the next annual meeting of shareholders must be received by AutoImmune at its principal executive offices both (i) by December 15, 2000 if the proposal is to be included in the proxy statement and form of proxy relating to that meeting and
(ii) within the time frames and in accordance with the procedures specified in AutoImmune's By-laws and summarized below. The proposals also must comply with the applicable requirements of the Federal securities laws.

  The By-laws of AutoImmune specify when a stockholder must submit proposals (including nominees for election to the Board of Directors) for consideration at a stockholders' meeting in order for those proposals to be considered at the meeting. In order for a proposal to be considered at a stockholders' meeting, the stockholder making it must have given timely notice in writing to the Secretary of AutoImmune. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal mailing address of AutoImmune, 128 Spring Street, Lexington, MA 02421, not less than 60 days nor more than 90 days prior to the meeting; except that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

                                 OTHER MATTERS

  The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than that shown above. However, if any such other business should come before the Annual Meeting, it is the intention of the persons named as proxies in the enclosed form of proxy to vote the proxies in respect of any such business in accordance with their best judgment.

  The cost of preparing, assembling and mailing this proxy material will be borne by AutoImmune. AutoImmune may solicit proxies otherwise than by use of the mail, in that certain officers and regular employees of AutoImmune, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. Such assistance may take the form of personal, telephonic or written solicitation or any combination thereof. All costs of solicitation will be borne by AutoImmune. AutoImmune will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

                                          By Order of the Board of Directors

                                          Constantine Alexander
                                          Secretary

April 13, 2000

                                AUTOIMMUNE INC.

                 ANNUAL MEETING OF SHAREHOLDERS -- May 25, 2000

              Proxy Solicited On Behalf of the Board of Directors

  The undersigned shareholder hereby appoints Robert C. Bishop and Heather A. Ellerkamp, and each of them individually, proxies for the undersigned, with full power of substitution and re-substitution, to represent the undersigned and to vote all shares of common stock of AUTOIMMUNE INC. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of AutoImmune to be held on Thursday, May 25, 2000 and at any and all adjournments thereof (the "Meeting"), as follows:

1. Election of Directors. Nominees:

         Robert C. Bishop, Ph.D.   Hugh A. D'Andrade   Allan R. Ferguson
                       R. John Fletcher   Henri A. Termeer

                  [_] FOR           [_] WITHHELD

FOR, except vote withheld for the following nominee(s), if any:

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2.  Authorizing proxyholders to vote in their discretion as to such matters as may properly come before the Meeting, other than proposals of which AutoImmune has received proper notice in accordance with its By-laws.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR AND SHALL BE DEEMED TO AUTHORIZE THE PROXYHOLDERS TO VOTE IN THEIR DISCRETION AS TO ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                             PLEASE SIGN ON REVERSE

                                           ------------------------------------
                                           ------------------------------------
                                                       Signature(s)
                                           Dated: ______________________ , 2000

                                           NOTE: Please sign exactly as name
                                           or names appear above. When signing
                                           as Attorney, Executor, Trustee,
                                           Guardian, or Officer of a
                                           corporation, please give title as
                                           such. For joint accounts, all named
                                           holders should sign.

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   PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.